UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Natixis ETF Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Boylston Street

Boston, MA 02199

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Natixis Loomis Sayles Focused Growth ETF	NYSE Arca, Inc.	92-3314716

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-235466

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Natixis Loomis Sayles Focused Growth ETF, a series of Natixis ETF Trust II (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235466; 811-23500) filed on June 9, 2023, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Agreement and Declaration of Trust dated July 7, 2017, is included as Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-235466; 811-23500), as filed with the Securities and Exchange Commission on December 12, 2019.

2. Amendment No.1 to the Trust’s Agreement and Declaration of Trust dated September 15, 2017, is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-235466; 811-23500), as filed with the Securities and Exchange Commission on December 12, 2019.

3. The Trust’s By-Laws dated July 7, 2017, is included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-235466; 811-23500), as filed with the Securities and Exchange Commission on December 12, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 26th day of June, 2023.

Natixis ETF Trust II

By:	/s/ David L. Giunta
Name:	David L. Giunta
Title:	President and Chief Executive Officer